Exhibit 5.1

CLEARY GOTTLIEB STEEN & HAMILTON LLP
AMERICAS	One Liberty Plaza	EUROPE & MIDDLE EAST
NEW YORK SAN FRANCISCO SAO PAULO SILICON VALLEY WASHINGTON, D.C. ASIA HONG KONG SEOUL	New York, NY 10006-1470 T:+1 212 225 2000 F:+1 212 225 3999 clearygottlieb.com D: +1 212 225 2376 hgrannis@cgsh.com	ABU DHABI BRUSSELS COLOGNE LONDON MILAN PARIS ROME

April 30, 2026

The Clorox Company

1221 Broadway

Oakland, CA

94612-1888

Ladies and Gentlemen:

We have acted as special counsel to The Clorox Company, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (including the documents incorporated by reference therein, but excluding Exhibit 25.1, the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of debt securities of the Company (the “Securities”).

The Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Securities are to be issued under an indenture dated as of May 11, 2022 (the “Indenture”) between the Company and U.S. Bank Trust Company, National Association, as trustee, as supplemented from time to time, or one or more other indentures that may be entered into between the Company and a trustee.

In arriving at the opinion expressed below, we have reviewed the following documents:

(a)
the Registration Statement;
(b)
the executed copy of the Indenture, filed as an exhibit to the Registration Statement, including the form of Security; and
(c)
copies of the Company’s Restated Certificate of Incorporation and the Amended and Restated Bylaws certified by the Secretary of State of the State of Delaware and the corporate secretary of the Company, respectively.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

Cleary Gottlieb Steen & Hamilton LLP or an affiliated entity has an office in each of the locations listed above.

The Clorox Company, p. 2

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the Securities will conform to the forms thereof that we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Securities to be issued under the Indenture, when issued and sold by the Company in the manner contemplated in the Registration Statement and upon due execution and delivery of the Securities in accordance with the terms of the Indenture, will be the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it and (b) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

In rendering the opinion expressed above, we have further assumed that (i) prior to the issuance of the Securities, the Company will authorize the offering and issuance of the Securities and will duly authorize, approve and establish the final terms and conditions thereof, which terms will conform to the descriptions thereof in the Registration Statement and any applicable prospectus supplement and the terms of any agreement governing those Securities, and will not violate any applicable law, conflict with any matter of public policy, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) prior to the issuance of the Securities, the Company will duly authorize, execute and deliver any agreement necessary with respect to the Securities or contemplated by the Securities, any Indenture or other agreement governing the Securities or the Registration Statement, establish the forms of such Securities as necessary or contemplated by any such agreement or by law, and the Company will take any other appropriate or necessary corporate action; (iii) any Indenture will conform to the Indenture filed as an exhibit to the Registration Statement and the terms of all Securities will conform to the forms thereof contained in the Indenture; (iv) any agreement governing those Securities will be governed by New York law; (v) the Securities will be offered, issued, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Securities and any agreement governing those Securities and in the manner contemplated by the Registration Statement and the related prospectus describing the Securities and the offering thereof; (vi) the Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto; and (vii) if issued in certificated form, certificates representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and if issued in book-entry form, the Securities will be duly registered to the extent required by any applicable agreement.

In rendering the opinion expressed above, we have assumed that each series of Securities will be issued with an original aggregate principal amount (or in the case of Securities issued at original issue discount, an aggregate issue price) of $2,500,000 or more.

We note that any designation in the Securities or any applicable agreement governing those Securities of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to such Securities or agreement is (notwithstanding any waiver thereof) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

We note that by statute the law of the State of New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling federal court decision on this issue. Accordingly, we express no opinion as to whether a federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order the conversion of the judgment

The Clorox Company, p. 3

into U.S. dollars. In addition, to the extent that any Securities or applicable agreement governing those Securities includes a provision relating to indemnification against any loss in obtaining currency due from a court judgment in another currency, we express no opinion as to the enforceability of such provision. The foregoing opinion is limited to the federal law of the United States of America, the law of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement under the heading “Legal Matters” and in any prospectus supplements related thereto, as counsel for the Company that has passed on the validity of the Securities, and to the filing of this opinion as a part (Exhibit 5.1) of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinion expressed herein is rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Helena K. Grannis
Helena K. Grannis, a Partner